LOAN AGREEMENT

Dated as of
July 29, 2005

between

CLINICIS-PHOENIX SURGERY CENTER, LLC.,
an Arizona limited liability company

"BORROWER"

and

VSOURCE (USA), INC.

"LENDER"

NEXT PAGE

LOAN AGREEMENT

          THIS LOAN AGREEMENT, dated as of July 29, 2005 (this "Agreement"), is entered into between CLINICIS-PHOENIX SURGERY CENTER, LLC, an Arizona limited liability company (being referred to as the "Borrower") and VSOURCE (USA), INC., a Delaware corporation (the "Lender").

WITNESSETH:

          A.    WHEREAS, the Borrower has requested the Lender for a loan in the principal amount of $100,000 (the "Loan") to finance the Borrower's working capital requirements, in accordance with the terms: and provisions hereof and to be evidenced by the Note hereinafter described and defined; and

          B.    WHEREAS, the Lender is willing to extend the Loan to the Borrower, subject to the terms, conditions, uses and provisions hereinafter set forth, all of which are material to the Lender and without which the Lender would not be willing to extend any of such loan commitments described above;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt of which is acknowledged by the parties hereto, the parties agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

          When used herein, the following terms shall have the following meanings:

          1.1    "Applicable Prime Rate" shall mean the annual rate of interest announced by JPMorganChase Bank,: National Association, New York, New York ("JPMorganChase") from time to time as its prime or base rate, which rate shall be the rate used by JPMorganChase as a base or standard for pricing purposes and which shall not necessarily be its "best" or lowest rate. Should JPMorganChase cease to announce a prime or base rate or should it be merged, consolidated, liquidated or dissolved in such a manner that it loses its separate corporate identity, then the Applicable Prime Rate shall be the Prime Rate published by The Wall Street Journal in its "Money Rates" column or a similar rate if such rate ceases to be published. Any changes in the Applicable Prime Rate shall be effective as of the date of the change.

          1.2    "Business Day" shall mean a day other than a Saturday, Sunday or a day upon which banks in the State of Arizona are closed to business generally.

          1.3    "Closing Date" shall mean the effective date of this Agreement.

          1.4    "Collateral" shall have the meaning assigned to that term in Article III of this Agreement and in the Pledge Agreement.

NEXT PAGE

          1.5    "Commitment" shall mean the Commitment described in Section 2.1 of this Agreement.

          1.6    "Default Rate" shall mean the Applicable Prime Rate plus ten percentage points (10.0%).

          1.7    "Event of Default" shall mean any of the events specified in Section 7.1 of this Agreement, and "Default" shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

          1.8    "Indebtedness" shall mean and include any and all: (i) indebtedness, obligations and liabilities of the Borrower to the Lender incurred or which may be incurred or purportedly incurred hereafter pursuant to the terms of this Agreement or any of the other Loan Documents, and any replacements, amendments, extensions, renewals, substitutions and increases in amount thereof, including such amounts as may be evidenced by the Note and all lawful interest, late charges and other charges, and all reasonable costs and expenses incurred in connection with the preparation; filing and recording of the Loan Documents, including attorneys fees and legal expenses; (ii) all reasonable costs and expenses paid or incurred by the Lender, including attorneys fees, in enforcing or attempting to enforce collection of any Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any Collateral or security for any Indebtedness, including interest on all sums so expended by the Lender accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (iii) all sums expended by the Lender, in curing any Event of Default or Default of the Borrower under the terms of this Agreement, the other Loan Documents or any other writing evidencing or securing the payment of the Note together with interest on all sums so expended by the Lender accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate.

          1.9    "Laws" shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

          1.10    "Lien" shall mean any mortgage, pledge, security interest, assignment, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction).

          1.11    "Loan Documents" shall mean this Agreement, the Note, the Pledge Agreement and all other documents, instruments and certificates executed and delivered to the Lender by the Borrower pursuant to the terms of this Agreement.

          1.12    "Loan" shall mean the loan advance made hereunder pursuant to the Commitment, including the sum evidenced by the Note.

          1.13    "Note" shall mean the promissory note issued hereunder in the form annexed hereto as Exhibit A.

NEXT PAGE

          1.14    "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

          1.15    "Security Instruments" shall include the Pledge Agreement as described and defined in Article III hereof and shall have the meaning assigned to that term in Article III of this Agreement.

          1.16    "Taxes" shall mean all taxes, assessments, fees, or other charges or levies from time to time or at any time imposed by any Laws or by any Tribunal.

          1.17    "Tribunal" shall mean any municipal, state, commonwealth, Federal; foreign, territorial or other sovereign, governmental entity, governmental department; court, commission, board, bureau, agency or instrumentality.

ARTICLE II

CREDIT

          2.1    Commitment. The Lender agrees, upon the terms and subject to the conditions hereinafter set forth, to make a loan advance in the amount of $100,000 to the Borrower from the Closing Date until October 29, 2005 for the purpose of providing working capital to the Borrower.

          2.2    Note. Concurrent herewith the Borrower shall execute and deliver to the order of the Lender the Borrower's promissory note in the original principal amount of $100,000, which is annexed hereto as Exhibit A and made a part hereof (the "Note"). The Loan shall be evidenced by the Note and the aggregate principal amount thereof shall be $100,000. The Note shall bear interest on unpaid balances of principal from time to time outstanding and on any past due interest at an annual rate of ten percent (10.0%). After maturity (whether by acceleration or otherwise) the Note shall bear interest at the Default Rate, payable on demand. Interest shall be calculated on the basis of a year of 365 days and assessed only for the number of days lapsed.

          The Borrower may from time to time make prepayments of principal without premium or penalty. All payments and prepayments shall be made in lawful money of the United States of America. Any payments or prepayments on the Note received by the Lender after 2:00 o'clock P.M. (applicable current time in La Jolla, California) shall be deemed to have been made on the next succeeding Business Day.

          2.3    Intentionally Omitted.

ARTICLE III

CoLLATERAL/SECURITY

          The repayment of the Indebtedness shall be secured by (1) a continuing lien and security interest pertaining thereto of first priority in, and/or assignment, as security, of all of the grantor's right, title and interest in the shares of common stock of Clinicis, Inc., a California

NEXT PAGE

corporation ("Clinicis") owned by Donald A. Cook, as more particularly described in that certain pledge agreement (the "Pledge Agreement") dated as of even date herewith from Donald A. Cook, as grantor, to and in favor of the Lender, as secured party (the collateral described herein and in the Pledge Agreement being collectively referred to as the "Collateral").

          The Borrower shall execute or cause to be executed such financing statements, assignments, letters in lieu, notices and other documents and instruments as shall be necessary or appropriate to perfect the liens and security interests thus created and as maybe required by the Lender in connection with the Loan contemplated hereby (the Pledge Agreement and the other security documents being collectively referred to herein as the "Security Instruments").

ARTICLE IV

CONDITIONS PRECEDENT TO LOAN

          4.1    Conditions Precedent to Loan. The obligation of the Lender to make the Loan under the Commitment is subject to the satisfaction of all of the following conditions on or prior to the Closing Date (in addition to the other terms and conditions set forth herein), except as specifically provided below:

(a) No Default. There shall exist no Event of Default or Default on the Closing Date.
(b) Representations and Warranties. The representations, warranties and covenants set forth in Articles V and VI hereof shall be true and correct on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

(c) Proceedings. On or before the Closing Date, all corporate proceedings of the Borrower shall be taken in connection with the transactions contemplated by the Loan Documents and shall be satisfactory in form and substance to the Lender and its counsel; and the Lender shall have received certified copies, in form and substance satisfactory to the Lender and its counsel, of the Certificate or Articles of Organization and the Operating Agreement or Regulations of the Borrower, as adopted, authorizing the execution and delivery of the Loan Documents thereby on behalf of the Borrower, the borrowing under this Agreement, and the granting of the security interests in the Collateral pursuant to the Pledge Agreement by Donald A. Cook and the other Security Instruments, to secure the payment of the Indebtedness.

(d) Security Instruments. No later than four (4) business days from the Closing Date, the Borrower shall have delivered or caused to be delivered to the Lender the Security Instruments, appropriately executed by all parties, attested, sealed, witnessed and acknowledged to the satisfaction of the Lender and dated as of the Closing Date, together with such supplemental security agreements,

NEXT PAGE

financing statements and other documents as shall be necessary and appropriate to perfect the Lender's liens and security interests in the Collateral.
(e) Note. The Borrower shall have delivered the Note to the order of the Lender, appropriately executed.
(f) Pledge. No later than four (4) business days from the Closing Date, the pledgor, Donald A. Cook (the "Pledgor") shall have delivered to the Lender his shares of common stock of Clinicis, duly endorsed in blank for transfer.

(g) Other Information. The Lender shall have received such other information, documents and assurances as shall be reasonably requested by the Lender.

          4.2    Conditions Precedent to the Loan. The Lender shall not be obligated to advance the Loan under the Commitment (i) if at such time any Event of Default shall have occurred or any Default shall have occurred and be continuing, or (ii) if any of the representations, warranties and covenants contained in this Agreement shall be false or untrue in any material respect on the date of such loan, as if made on such date.

ARTICLE V

COVENANTS

          The Borrower covenants and agrees with the Lender that from the date hereof and so long as this Agreement is in effect (by extension, amendment or otherwise) and until payment in full of all Indebtedness and the performance of all other obligations of the Borrower under this Agreement, unless the Lender shall otherwise consent in writing:

          5.1    Payment of Taxes and Claims. The Borrower will pay and discharge or cause to be paid, and discharged all Taxes imposed upon the income or profits of the Borrower (but only to the extent the liability therefor is not passed through to its shareholders) or upon the property, real, personal or mixed, or upon any part thereof, belonging to the Borrower before the same shall be in default, and all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien upon its property or any part thereof; provided however, that the Borrower shall not be required to pay and discharge or cause to be paid or discharged any such Tax, assessment or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto, and the Borrower. shall pay such Tax, charge or claim before any property subject thereto shall become subject to execution.

          5.2    Maintenance of Organizational Existence. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited liability company, its rights and franchises. The Borrower will become and remain registered in each jurisdiction where the nature of the business or ownership of property thereby may require such registration.

NEXT PAGE

          5.3    Preservation of Property. The Borrower will at all times maintain, preserve and protect- all franchises and trade names and keep all the remainder of its properties which are, used or useful in the conduct of its business whether owned in fee or otherwise, or leased, in good repair and operating condition; from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and comply with all material leases to which it is a party or under which it occupies property so as to prevent any material loss or, forfeiture thereunder.

          5.4    Compliance with Applicable Laws. The Borrower will comply with the requirements of all applicable Laws and orders of any Tribunal and obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business.

          5.5    Notice of Default. Immediately upon the happening of any condition or event which constitutes an Event of Default or Default or any default or event of default under any other loan, mortgage, financing or security agreement, the Borrower will give the Lender a written notice thereof specifying the nature and period of existence thereof and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

          5.6    Notice of Litigation. Immediately upon becoming aware of the existence of any action, suit or proceeding at law or inequity before any Tribunal, an adverse outcome in which would (i) materially impair the ability of the Borrower to carry on its business substantially as now conducted, (ii) materially and adversely affect the condition (financial or otherwise) of the Borrower, or (iii) result in monetary damages in excess of $5,000, the Borrower will give the Lender a written notice specifying the nature thereof and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

          5.7    Notice of Claimed Default. Immediately upon becoming aware that the holder of any note or any evidence of indebtedness or other security of the Borrower has given notice or taken any action with respect to a claimed default or event of default thereunder, if the amount of the note or indebtedness exceeds $5,000 the Borrower will give the Lender a written notice specifying the notice' given or action taken by such holder and the nature of the claimed default or event of default thereunder and what actions, if any, the Borrower is taking and proposes to take with respect thereto.

          5.8    Financial Statements and Reports.

5.8.1 Borrower. As soon as practicable after the end of each month and in any event within thirty (30) days, commencing September 1, 2005, the Borrower shall furnish to the Lender the following financial statements acceptable in form and content to the Lender and certified by the Borrower's President or Chief Financial Officer and acceptable to the Lender:

(i) a balance sheet of the Borrower at the end of such month,
(ii) a statement of income of the Borrower for such month, and

NEXT PAGE

(iii) a statement of cash flows of the Borrower for such month, setting forth in each case in comparative form the figures for the previous month, if applicable, all in reasonable detail.
5.8.2 Intentionally Omitted.

          Promptly upon receipt of the statements required under Section 5.8.1 hereof, the Borrower shall deliver to the Lender a copy of each report submitted to the Borrower and or its President or Chief Financial Officer thereof, as applicable, by independent accountants in connection with any annual, interim or special audit made by them of the books and records of the Borrower, including, without limitation, any comment letter submitted by such accountants to management in connection with their audit.

          5.9    Requested Information. With reasonable promptness, the Borrower will give the Lender such other data and information relating to the Borrower or as from time to time may be reasonably requested by the Lender.

          5.10    Intentionally Omitted.

          5.11    Inspection. The Borrower will keep complete and accurate books and records with respect to the Collateral and its other properties, businesses and operations and will permit employees and representatives of the Lender to audit, inspect and examine the same and to make copies thereof and extracts therefrom during normal business hours. All such records shall be at all times kept and maintained at the offices of the Borrower in Phoenix, Arizona. Upon any Default or Event of Default, the Borrower will surrender all of such records relating to the Collateral to the Lender upon receipt of any request therefor from the Lender.

          5.12    Limitation on Other Indebtedness. The Borrower will not create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any indebtedness in excess of $5,000 in the aggregate during any fiscal year thereof whether evidenced by a note, bond, debenture, agreement, letter of credit or similar or other obligation, or accept any deposits or advances of any kind, except (i) trade payables and current indebtedness (other than for borrowed money) incurred in, and deposits and advances accepted in, the ordinary course of the Borrower's existing business, (ii) the Indebtedness, or (iii) the existing indebtedness, if any, more particularly described on Exhibit B hereto, the Lender's review and written approval of which is noted thereon.

          5.13    Disposition/Negative Pledge or Encumbrance of Its Assets. The Borrower will not sell or encumber any of its assets or other collateral without obtaining the Lender's prior written consent and in no event shall the Borrower cause or permit the voluntary or involuntary pledge, mortgage, security interest or other encumbrance, attachment or levy of or against any of its assets of whatsoever nature or type to any Person (financial institution or otherwise) other than the Lender.

          5.14 Distributions. The Borrower will not declare, pay or become obligated to declare or pay any distribution or dividend on any class of its membership interests now or hereafter outstanding, make any distribution of cash or property to holders thereof or of any units of such

NEXT PAGE

membership interests, or redeem, retire, purchase or otherwise acquire, directly or indirectly, any units' of any class of its membership interests now or hereafter outstanding.

          5.15    Intentionally Omitted.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

          To induce the Lender to enter into this Agreement and to make the Loan to the Borrower under the provisions hereof, and in consideration thereof, the Borrower represents, warrants and covenants as follows:

          6.1    Organization and Qualification. The Borrower is duly organized and validly existing as a limited liability company under the Laws of the State of Arizona, and is duly registered as a foreign limited liability company in each jurisdiction in which the nature of the business transacted or the property owned is such as to require registration as such.

          6.2    Litigation. There is no action, suit, investigation or proceeding threatened or pending before any Tribunal against or affecting the Borrower or any properties or rights of the Borrower which, if adversely determined, would result in a liability of greater than $5,000 or would otherwise result in any material adverse change in the business or condition, financial or otherwise, of the Borrower. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.

          6.3    Conflicting Agreements and Other Matters. The Borrower is not in default in the performance of any obligation, covenant, or condition in any agreement to which it is a party or by which it is bound. The Borrower is not a party to any contractor agreement or subject to any other partnership restriction which materially and adversely affects its business, property or assets, or financial condition. The Borrower is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of the Borrower to execute the Loan Documents or the performance of any of their respective terms. Neither the execution nor delivery of any of the Loan Documents, nor fulfillment of nor compliance with their respective terms and provisions will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien (except those created by the Loan Documents) upon any of the properties or assets of the Borrower pursuant to, or require any consent, approval or other action by or any notice to or filing with any Tribunal (other than routine filings after the Closing Date with the Securities and Exchange Commission, any securities exchange and/or state blue sky authorities) pursuant to, the Certificate or Articles of Organization and the Operating Agreement or Regulations of the Borrower, any award of any arbitrator, or any agreement, instrument or Law to which the Borrower is subject.

          6.4    Authorization. The managers and members of the Borrower have duly authorized the execution and delivery of each of the Loan Documents and the performance of their respective terms. No other consent of any other Person, except for the Lender, is required as a prerequisite to the validity and enforceability of the Loan Documents.

NEXT PAGE

          6.5    Possession of Franchises Licenses. The Borrower possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities, free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of its properties and assets, and the Borrower is not in violation of any thereof in any material respect.

          6.6    Disclosure. Neither this Agreement nor any other Loan Document or writing furnished to the Lender by or, on behalf of the Borrower in connection herewith contains any untrue statement of a material fact nor do such Loan Documents and writings, taken as a whole, omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Borrower and not reflected in the financial statements or exhibits hereto provided to the Lender which materially adversely affects or in the future may materially adversely affect the business, property, or assets, or financial condition of the Borrower which has not been set forth in this Agreement, in the Loan Documents or in other documents furnished to the Lender by or on behalf of the Borrower prior to the date hereof in connection with the transactions contemplated hereby.

          6.7    Fiscal Year. The fiscal year of the Borrower ends as of December 31 of each year.

ARTICLE VII

EVENTS OF DEFAULT

          7.1    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default hereunder (whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of Law or otherwise):

(a) The Borrower shall fail to make any payment or prepayment of principal or interest upon the Note, or fail to pay any other Indebtedness within five (5) days after receipt of written notice from the holder thereof that the same is past due; provided, however, in no event shall the holder of the Note be obligated to send more than two (2) such payment default notices during any twelve (12) month period; or

(b) Any representation or warranty of the Borrower made herein or in any writing furnished in connection with or pursuant to any of the Loan Documents shall have been false or misleading in any material respect on the date when made and continues to have a material adverse effect on the Borrower or its financial capacity or business operations; or

(c) The Borrower shall fail to duly observe, perform or comply with any covenant, agreement or term (other than payment provisions which are governed by Section 7.1 (a) hereof) contained in this Agreement or any of the Loan Documents and such default or breach shall have not been cured or remedied within ten (10) days following the Borrower's receipt of notice thereof from the Lender; or

NEXT PAGE

(d) The Borrower shall default in the payment of principal or of interest on any other obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase, money Lien, or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any grace period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to accelerate the due date of such obligation prior to its scheduled date of maturity;

(e) Any of the following: (i) the Borrower shall become insolvent or unable to pay its debts as they mature, make an assignment for the benefit of creditors' or admit in writing its inability to pay its debts generally as they become due or fail generally to pay its debts as they mature; or (ii) an order, judgment or decree is entered adjudicating the Borrower bankrupt or insolvent; or, (iii) the Borrower shall petition or apply to any Tribunal for the appointment of a trustee, receiver, custodian or liquidator of the Borrower or of any substantial part of the assets of the Borrower, or shall commence any proceedings relating to the Borrower under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceeding shall be commenced, of a type described in subsection (iii) , above, against the Borrower and the Borrower by any act shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian or liquidator, or approving the petition in any such proceeding, and such order, judgment or decree shall remain unstayed and in effect, if being vigorously contested, for more than sixty (60) days; or (v) any order, judgment or decree shall be entered in any proceedings against the Borrower decreeing the dissolution of the Borrower and such order, Judgment ''or decree shall remain unstayed and in effect for more than thirty (30) days; or (vi) any order, judgment or decree shall be entered in any proceedings against the Borrower decreeing a split-UP of the Borrower which requires the divestiture of a substantial part of the assets of the Borrower, and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vii) the Borrower shall fail to make timely, payment or deposit of any amount of tax required to be withheld by the Borrower and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of- the Borrower; or

(f) Any final judgment on the merits for the payment of money in an amount in excess of $5,000 shall be outstanding against the Borrower, and such

NEXT PAGE

judgment shall remain unstayed and in effect and unpaid for more than thirty (30) days.

          7.2    Remedies. Upon the occurrence of any Event of Default referred to in Section 7.1(e) the Note and all other Indebtedness shall be immediately due and payable, without notice of any kind. Upon the occurrence of any other Event of Default, and without prejudice to any right or remedy of the Lender under this Agreement or the Loan Documents or under applicable Law or under any other instrument or document delivered in connection herewith, the Lender may declare the Note and the other Indebtedness, or any part thereof, to be forthwith due and payable, whereupon the Note and the other Indebtedness, or such portion as is designated by the Lender shall forthwith become due and payable, without presentment, demand, notice or protest of any kind, all of which are hereby expressly waived by the Borrower. No delay or omission on the part of the Lender in exercising any power or right hereunder or under the Note, the Loan Documents or under applicable law shall impair such right or power or be construed to be a waiver of any default or any acquiescence therein, nor shall any single or partial exercise by the Lender of any such power or right preclude other or further exercise thereof or the exercise of any other such power or right by the Lender. In the event that all or part of the Indebtedness becomes or is declared to be forthwith due and payable as herein provided, the Lender shall have the right to set off the amount of all the Indebtedness of the Borrower owing to the Lender against, and shall have, and is hereby granted by the Borrower, a lien upon and security interest in, all property of the Borrower in the Lender's possession at or subsequent to such default; regardless of the capacity in which the Lender possesses such property, including but not limited to any balance or share of any deposit; collection or agency account. After Default all proceeds received by the Lender may be applied to the Indebtedness in such order of application and such proportions as the Lender, in its discretion, shall choose. At any time after the occurrence of any Event of Default, the Lender may, at its option, cause an audit of any and/or all of the books, records and documents of the Borrower to be made by auditors satisfactory to the Lender at the expense of the Borrower. The Lender also shall have, and may exercise, each and every right and remedy granted to it for default under the terms of the Security Instruments and the other Loan Documents.

ARTICLE VIII

MISCELLANEOUS

          8.1    Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be either hand-delivered (by courier or otherwise, sent via facsimile) or mailed by certified mail, postage prepaid, to the respective addresses specified below, or, as to any party, to such other address as may be designated by it in written notice to the other parties:

If to the Borrower, to:
Clinicis-Phoenix Surgery Center, LLC. 19235 Northfleet Way Los Angeles, California 91356 Facsimile: (___) _________________

NEXT PAGE

If to the Lender, to:
Vsource (USA), Inc. 7855 Ivanhoe Avenue Suite 200 La Jolla, CA 92037 Attention: Chief Executive Officer Facsimile: (858) 456-4878

All notices, requests, consents and demands hereunder will be effective when hand-delivered or forwarded by facsimile to the applicable notice address set forth above or three (3) days after being mailed by certified mail, postage prepaid, addressed as aforesaid.

          8.2    Place of Payment. All sums payable hereunder shall be paid in immediately available funds to the Lender, at its principal offices at 7855 Ivanhoe Avenue, Suite 200, in La Jolla, California or at such other place as the Lender shall notify the Borrower in writing. If any interest,' principal or other payment falls due on a date other than a Business Day, then (unless otherwise provided herein) such due date shall be extended to the next succeeding Business Day, and such extension of time will in such case be included in computing interest, if any, in connection with such payment.

          8.3    Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of Loan Documents. All statements contained in any certificate or other instrument delivered by the Borrower hereunder shall be deemed to constitute representations and warranties by the Borrower.

          8.4    Parties in Interest. All covenants, agreements and obligations contained in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that the Borrower may not assign its rights or obligations hereunder without the prior written consent of the Lender.

          8.5    Governing Law and Jurisdiction. This Agreement, the Security Instruments and the Note shall be deemed to have been made or incurred under the Laws of the State of Delaware and shall be construed and enforced in accordance with and governed by the Laws of Delaware.

          8.6    SUBMISSION TO JURISDICTION. THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY OF THE LOCAL, STATE, AND FEDERAL COURTS LOCATED WITHIN SAN DIEGO COUNTY, CALIFORNIA AND WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AT THE ADDRESS SET FORTH IN SUBSECTION 8.1 HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR THREE (3) BUSINESS DAYS AFTER MAILED (VIA CERTIFIED MAIL, POSTAGE PREPAID).

NEXT PAGE

          8.7    Maximum Interest Rate. Regardless of any provision herein, the Lender shall never be entitled to receive, collect or apply, as interest on the Indebtedness any amount in excess of the maximum rate of interest permitted to be charged by the Lender by applicable Law, and, in the event the Lender shall ever receive, collect or apply, as interest, any such excess, such amount which would be excessive interest shall be applied to other Indebtedness and then to the reduction of principal; and, if all other Indebtedness and principal are paid in full, then any remaining excess shall forthwith be paid to the Borrower.

          8.8    No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder or under any other Loan Document or applicable Law shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege of the Lender. The rights and remedies herein provided are cumulative and not exclusive of any other rights or remedies provided by any other instrument, or by law. No amendment, modification or waiver of any provision of this Agreement or any other Loan Document shall be effective unless the same shall be in writing and signed by the Lender. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

          8.9    Costs. The Borrower agrees to pay to the Lender on demand all reasonable third-party costs, fees and expenses (including without limitation reasonable attorneys' fees and legal expenses) incurred or accrued by the Lender in connection with the negotiation, preparation, execution, delivery, filing, recording and administration of this Agreement, the Note, the Mortgage and the other Loan Documents, or any amendment, waiver, consent or modification thereto or thereof, or any enforcement thereof. The Borrower further agrees that all such fees and expenses shall be paid regardless of whether or not the transactions provided for in this Agreement are eventually closed and regardless of whether or not any or all sums evidenced by the Note are advanced to the Borrower by the Lender.

          8.10    WAIVER OF JURY. THE BORROWER AND THE LENDER FULLY VOLUNTARILY AND EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THE NOTE, THIS AGREEMENT, THE PLEDGE AGREEMENT OR UNDER ANY AMENDMENT, SUPPLEMENT, SECURITY INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED (OR WHICH MAY IN THE FUTURE BE DELIVERED) IN CONNECTION HEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT. THE BORROWER AND THE LENDER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          8.11    Full Agreement. This Agreement and the other Loan Documents contain the full agreement of the parties and supersede all negotiations and agreements prior to the date hereof.

          8.12    Headings. The article and section headings of this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

NEXT PAGE

          8.13    Severability. The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof.

          8.14    Exceptions to Covenants. The Borrower shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

          8.15    Counterparts. This Agreement may be executed in any number of multiple counterparts, all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered, effective as of the day and year first above written in multiple counterparts.

CLINICIS-PHOENIX SURGERY CENTER, LLC, an Arizona limited liability company
By:	/s/ Donald A. Cook Donald A. Cook, Manager

"Borrower"

VSOURCE (USA), INC., a Delaware corporation
By:	/s/ David Hirschhorn David Hirschhorn, Co-Chief Executive Officer

"Lender"

NEXT PAGE

EXHIBIT A

Promissory Note